Exhibit 10.3

COMPLETION GUARANTY

From

BEACON POWER CORPORATION,

as Guarantor

to

The U.S. DEPARTMENT OF ENERGY

and

MIDLAND LOAN SERVICES, INC.,

as Administrative Agent in its capacity as the Collateral Agent

Dated as of August 6, 2010

COMPLETION GUARANTY

This COMPLETION GUARANTY made and entered into as of August 6, 2010 (the “Guaranty Agreement”), from BEACON POWER CORPORATION, a corporation duly organized and validly existing under and by virtue of the laws of the State of Delaware, having an office at 65 Middlesex Road, Tyngsboro, MA 01879 (the “Guarantor”), to the U.S. DEPARTMENT OF ENERGY, an agency of the United States of America (“DOE” or a “Secured Party”), and MIDLAND LOAN SERVICES, INC., a corporation duly organized and validly existing under and by virtue of the laws of the State of Delaware having its principal corporate trust office at 10851 Mastin, Suite 700 Overland Park, KS 66210, as administrative agent in its capacity as the collateral agent (the “Collateral Agent” or a “Secured Party”), together with any successor collateral agent at the time serving as such under the Common Agreement dated as of August 6, 2010, among Stephentown Regulation Services LLC (the “Borrower”), DOE and the Collateral Agent (the “Common Agreement”) (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Common Agreement):

W I T N E S S E T H:

WHEREAS, the Borrower intends to develop, design, construct, own and operate a flywheel-based frequency regulation plant designed to enhance grid stabilization and optimization, to be located in Stephentown, New York (the “Project”).

WHEREAS, the Equity Interests of the Borrower are currently held by Holdings, as sole Equity Owner of the Borrower, and the Equity Interests of Holdings are currently held by the Guarantor as the sole Equity Owner of Holdings.

WHEREAS, the Borrower, in furtherance of its obligations with respect to the Project has requested that:

(a)           FFB make the DOE-Guaranteed Loan pursuant to the FFB Funding Documents in the aggregate principal amount not exceeding $43,137,019, and

(b)           DOE guarantee the repayment of the DOE-Guaranteed Loan pursuant to the DOE Guarantee.

WHEREAS, the Guarantor, in exchange for benefits the Guarantor will receive from the Borrower, has agreed to guarantee the performance of certain obligations of the Borrower under the Common Agreement as provided herein.

WHEREAS, the execution of this Guaranty Agreement is a condition precedent to the execution by the Secured Parties of the Common Agreement.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration received, the Guarantor does hereby represent, warrant, covenant and agree with each Secured Party as follows:

1.             Guarantor Representations and Warranties.  The Guarantor makes the following representations and warranties:

(a)           The Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and (ii) has all requisite power and authority to execute, deliver and perform and, by all necessary action, has duly authorized the execution, delivery and performance by the Guarantor of this Guaranty Agreement and no actions to be taken by the Guarantor hereunder will conflict with or violate any provision of the Guarantor’s certificate of incorporation or bylaws, or constitute (with due notice and/or lapse of time) a breach of or default under any agreement, instrument or indenture to which the Guarantor is a party except to the extent that such contravention does not and will not have a material adverse effect on the Guarantor or its ability to perform its obligations under this Guaranty Agreement.

(b)           This Guaranty Agreement constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability whether the proceeding is in equity or at law.

(c)           All representations and warranties set forth in the Common Agreement with respect to the Guarantor are true and correct, including, without limitation, the representations set forth in Sections 5.33 and 5.34.

2.             Obligations Guaranteed.

(a)           The Guarantor hereby irrevocably, absolutely and unconditionally guarantees to each Secured Party all of the obligations (including all payment and performance obligations) of the Borrower pursuant to and in accordance with the terms and conditions of the Common Agreement that were or are hereafter required to be performed by the Borrower through the Project Completion Date, including, but not limited to, (i) causing the Project Completion Date to occur on the date specified in the Loan Documents, (ii) complying with the Overrun Equity Commitment, and (iii) all obligations to correct any deficiencies in the Project that arise prior to the Project Completion Date (the “Guaranteed Obligations”).  The Guarantor further hereby irrevocably, absolutely and unconditionally agrees that upon any default in the payment of any of the Guaranteed Obligations by the Borrower, including, without limitation, regularly scheduled payments or accelerated payments due with respect to the DOE-Guaranteed Loan, the Guarantor will promptly pay the same.  All payments by the Guarantor shall be paid in lawful money of the United States of America.  Each and every default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

(b)           The Guarantor further agrees that this Guaranty Agreement constitutes an absolute, unconditional, present and continuing guarantee of payment and not of collection, and waives any right to require that any resort be had by any Secured Party to (1) any security held by or for the benefit of any Secured Party for any of the Guaranteed Obligations, (2) the Secured Parties rights against any other Person, or (3) any other right or remedy available to the Secured Parties by contract, applicable law or otherwise.  The obligations of the Guarantor under this

Guaranty Agreement are direct, unconditional and completely independent of the obligations of any other Person, and a separate cause of action or separate causes of action may be brought and prosecuted against the Guarantor without the necessity of joining any other party or previously proceeding with or exhausting any other remedy against any other Person who might have become liable for any of the Guaranteed Obligations or of realizing upon any security held by or for the benefit of the Secured Parties.

3.             Obligations Unconditional.  The obligations of the Guarantor under this Guaranty Agreement shall be absolute and unconditional and shall remain in full force and effect until the Guaranteed Obligations shall have been paid or performed in full, and all costs, fees and expenses, if any, referred to in Section 6 hereof shall have been paid in full, and, to the extent permitted by law, such obligations shall not be affected, modified, released, relieved, discharged, or impaired, in whole or in part, by any state of facts or the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to, or the consent of the Guarantor:

(a)           the invalidity, irregularity, illegality or unenforceability of, or any defect in, all or a portion of the Common Agreement or any of the Loan Documents, or any other agreement or instrument related thereto to which the Borrower is a party, or any collateral security related thereto;

(b)           the failure to create, preserve, validate, perfect or protect any security interest granted to, or in favor of, any Secured Party;

(c)           the compromise, settlement, release, extension, indulgence, change, modification or termination of any of the obligations, covenants or agreements of the Borrower under the Common Agreement or any of the Loan Documents;

(d)           the compromise, settlement, release, extension, indulgence, change, modification or termination of any of the collateral, security for or guarantee of any of the obligations, covenants or agreements of the Borrower under the Common Agreement or any of the Loan Documents, or the failure to apply such collateral or security or enforce such guarantee;

(e)           the failure of the Borrower to perform or comply with any term of the Common Agreement or any Loan Document;

(f)            any change in the ownership of any equity interest in the Guarantor or the Borrower;

(g)           the actual or purported sale, transfer or other conveyance of the Project or any interest therein or collateral related thereto to any party, whether now or hereafter having or acquiring an interest in the Project, including, without limitation, any sale, transfer or conveyance of the Project or any interest therein through foreclosure or delivery of a deed in lieu of foreclosure;

(h)           the actual or purported assignment or transfer of this Guaranty Agreement, the Common Agreement or any Loan Document or any of the obligations, covenants and agreements contained therein;

(i)            the waiver of the payment, performance or observance by any Secured Party or the Borrower under the Common Agreement or any of the Loan Documents of any of the obligations, conditions, covenants or agreements of any or all of them contained in any such Loan Document;

(j)            the extension of the time for payment of any amounts that are due or may become due under the Common Agreement or any of the Loan Documents, or of the time for performance of any other obligations, covenants or agreements under or arising out of the Common Agreement or any of the Loan Documents or any extension or renewal thereof;

(k)           the supplementing, modification or amendment (whether material or otherwise) of the Common Agreement or any of the Loan Documents;

(l)            the taking of or the omission to take any action referred to in the Common Agreement or in any of the Loan Documents;

(m)          any failure, omission, delay or lack on the part of any Secured Party or any other Person to enforce, assert or exercise any right, power or remedy conferred on a Secured Party or such other Person in this Guaranty Agreement, the Common Agreement, or in any of the Loan Documents;

(n)           the voluntary or involuntary liquidation, dissolution, merger, consolidation, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of debts, or other similar application or proceeding affecting the Borrower or any or all of the assets of the Borrower, or any allegation or contest of the validity of this Guaranty Agreement, the Common Agreement, or any other Loan Document in any such proceeding; it is specifically understood, consented and agreed to that this Guaranty Agreement shall remain and continue in full force and effect and shall be enforceable against the Guarantor to the same extent and with the same force and effect as if such proceedings had not been instituted; and it is the intent and purpose of this Guaranty Agreement that the Guarantor shall and does hereby waive all rights and benefits which might accrue to the Guarantor by reason of any such proceedings;

(o)           any release, modification, impairment, substitution, or replacement of any aspect of the collateral or security pledged or rights granted under the Common Agreement or under any of the Loan Documents;

(p)           any failure of any Secured Party to mitigate damages resulting from any default by the Borrower under the Common Agreement or any of the Loan Documents;

(q)           the merger or consolidation of Borrower into or with any other Person, or any sale, lease or transfer of any or all of the assets of Borrower, or Borrower’s loss of its separate corporate identity; or

(r)            any other occurrence whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor, whether similar or dissimilar to the foregoing.

4.             Waiver of Rights.  Except to the extent any of the following is required in order for a Guaranteed Obligation to arise or accrue under the Common Agreement, Guarantor hereby unconditionally waives (a) all presentments, demand for performance, notices of nonperformance, protests, notice of any of the matters referred to in Section 3, notice of protest, notices of dishonor, notice of any waivers or indulgences or extensions, and notice of acceptance of this Guaranty; and (b) diligence, presentment and demand of payment, filing of claims with a court in connection with any legal proceeding in respect of any payment hereunder, protest or notice with respect to the Guaranteed Obligations and all demands whatsoever.  Guarantor waives any right of set off or counterclaim it may have under this Guaranty.

5.             Remedies.  Upon a breach of the Common Agreement, each Secured Party shall have the right to proceed first and directly against the Guarantor under this Guaranty Agreement without proceeding against the Borrower or any other person or exhausting any other remedies which it may have and without resorting to any other security held by the Secured Parties.  No remedy herein conferred upon or reserved to the Secured Parties is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty Agreement or now or hereafter existing at law or in equity.  It is expressly understood and agreed by Guarantor that to the extent Guarantor’s obligations hereunder relate to Obligations which require performance other than the payment of money, a Secured Party may proceed against Guarantor to effect specific performance thereof.  No single or partial exercise by a Secured Party of any right or remedy shall preclude any further exercise thereof.  No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

6.             Expenses.  The Guarantor agrees to pay all costs, fees and expenses (including all court costs and reasonable attorneys’ fees and expenses) which may be incurred by a Secured Party in enforcing or attempting to enforce this Guaranty Agreement, whether the same shall be enforced by suit or otherwise.

7.             Assignment.  This Guaranty is a continuing guaranty, shall apply to all Guaranteed Obligations whenever arising, shall be binding upon Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Secured Parties and their successors and assigns.  Guarantor may not delegate, assign or transfer this Guaranty Agreement or any of its obligations hereunder without the prior written consent of the Secured Parties.

8.             Guarantor to Maintain its Existence; Sales of Assets or Mergers.  The Guarantor shall do all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except as otherwise permitted by this Section 8.  The Guarantor shall not enter into or permit any transaction, including any merger, consolidation, acquisition, sale, or transfer of Guarantor stock, if such transaction is not in compliance with all applicable FERC regulations.  In addition, the Guarantor shall not (a) sell, transfer or otherwise dispose of all, or substantially all, of its assets; (b) consolidate with or merge into any other entity; or (c) permit one or more other entities to consolidate with or merge into it; provided that the preceding restrictions shall not apply to a transaction if all of the following conditions are met:

(a)           the transferee or the surviving or resulting entity has a credit rating on its long-term indebtedness from any Rating Agency of at least investment grade, and if not investment grade, then the same credit rating from each Rating Agency which credit rating shall also be at least equal to that of the Guarantor immediately prior to such consolidation, merger, sale, transfer or disposition; and

(b)           the transferee or the surviving or resulting entity is currently in compliance with the representations set forth in Section 1 herein; provided that with respect to the representations in subsection 1(a), such representations shall be deemed to reflect the nature of the entity and the State in which such entity is organized and existing; and

(c)           the transferee or the surviving or resulting entity, if other than the Guarantor or a subsidiary of the Guarantor, by properly written instrument satisfactory to the Secured Parties, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the Guarantor under this Guaranty Agreement; and

(d)           the parties to the transaction have obtained all governmental approvals, complied with all FERC regulations, and the transferee is in compliance with all governmental approvals and FERC regulations.

In addition to the requirements set forth above, the Guarantor shall furnish to the Secured Parties a copy of any notice required to be given by the Guarantor to FERC of a change in control under Section 203(a) of the Federal Power Act and such copy shall be accompanied by a cover note stating that the notice is a change in control notice required under Section 203(a) of the Federal Power Act.  Such documentation shall be provided to the Secured Parties simultaneously with the filing of such notice with FERC.

9.             Further Assurances.  The Guarantor covenants and agrees that so long as any Guaranteed Obligations remain outstanding, the Guarantor will, promptly after obtaining actual knowledge thereof, notify the Secured Parties in writing of the occurrence of any breach, Potential Default, or Event of Default under the Common Agreement.  For purposes of this Section 9, “actual knowledge” shall be deemed to be the actual knowledge of any officer or director of the Guarantor, or any key employee of the Guarantor with management or supervisory responsibilities with respect to the Borrower, the Operator, or the Project, or any knowledge which should have been obtained by any of such Persons upon reasonable investigation and inquiry.  The Guarantor agrees that it will from time to time, at the request of a Secured Party, do all such things and execute all such documents as the Secured Party may reasonably consider necessary or desirable to give full effect to this Guaranty Agreement and to perfect and preserve the rights and powers of the Secured Parties hereunder.

10.          Survival of Guarantee Obligation.  If a Secured Party receives any payment on account of the Guaranteed Obligations, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be transferred or repaid to a trustee, receiver, assignee for the benefit of creditors or any other party under any bankruptcy act or code, state or federal law or common law or equitable doctrine or for any other reason whatsoever, then to the extent of any sum not finally retained by a Secured Party, this Guaranty Agreement shall remain in full force and effect until the Guarantor shall have made payment to the Secured Party of such sum, which payment shall be due on demand.  If the

Guarantor chooses to contest any such matter, the Guarantor agrees to indemnify and hold harmless the Secured Party with respect to all costs (including court costs and reasonable attorneys’ fees and expenses) of such litigation.

11.          Waiver of Rights of Secured Parties.  No payment hereunder by the Guarantor shall entitle the Guarantor by subrogation to the rights of the Secured Parties to any payment by any other obligor or out of the property of any other obligor.  The Guarantor waives any benefit of, or any right to participation in, any security whatsoever now or hereafter held by the Secured Parties.

12.          Notices.  Unless otherwise stated herein, all notices, certificates and other communications under this Guaranty Agreement shall be in writing and shall be deemed given when delivered personally with confirmation of receipt or when sent by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows or to such other address as any party may specify in writing to the others:

To the Guarantor:

Beacon Power Corporation

65 Middlesex Road

Tyngsboro, MA  01879767

Attention:  Matt Polimeno

With a copy to:

Edwards Angell Palmer & Dodge LLP

Attn:  Albert L. Sokol, Esq.

111 Huntington Avenue

Boston, MA  02199

To the U.S. Department of Energy:

U.S. Department of Energy

1000 Independence Ave., SW

Washington DC  20585

Attention:  Portfolio Manager

Telephone No.:  (202) 287-6738

Facsimile No.:  (202) 287-5816

Email Address:  lpo.portfolio@hq.doe.gov

with a copy to:

U.S. Department of Energy

1000 Independence Ave., SW

Washington DC  20585

Attention:  Ruth Ku, Attorney Advisor

Telephone No.:  (202) 586-3399

Facsimile No.:  (202) 586-0971

Email Address:  Ruth.Ku@hq.doe.gov

with a copy to:

U.S. Department of Energy

1000 Independence Ave., SW

Washington DC  20585

Attention:  Ove Westerheim, Director, Project and Portfolio Management

Telephone No.:  (202) 586-6826

Facsimile No.:  (202) 586-4052

Email Address:  Ove.Westerheim@hq.doe.gov

with a copy to:

Nixon Peabody LLP

437 Madison Avenue

New York, NY  10022

Attention:  Scott Singer

Telephone No.:  (212) 940-3182

Facsimile No.:  (212) 940-3111

Email Address:  SSinger@nixonpeabody.com

To the Collateral Agent:

Midland Loan Services, Inc.

10851 Mastin, Suite 700

Overland Park, KS  66210

Attn:  Brad Hauger

Telephone No.:  (913) 253-9000

Facsimile No.:  (913) 253-9709

Email Address:  governmentservices@midlandls.com

with a copy to:

Midland Loan Services, Inc.

10851 Mastin, Suite 700

Overland Park, KS  66210

Attn:  General Counsel

Telephone No.:  (913) 253-9000

Facsimile No.:  (913) 253-9709

Email Address:  midlandlegal@midlandls.com

13.          Governing Law; Consent to Jurisdiction.  This Guaranty Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the Federal law of the United States.  To the extent that Federal law does not specify a rule of decision for a particular matter at issue, it is the intention and agreement of the parties hereto that the substantive law of the State of New York shall be adopted as the governing Federal rule of decision.

14.          Amendments.  No amendment of any provision of this Guaranty Agreement shall be effective unless the same shall be in writing and signed by each party hereto.

15.          Entire Agreement; Counterparts.  This Guaranty Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

16.          Severability.  The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections in this Guaranty Agreement contained, shall not affect the validity or enforceability of the remaining portions of this Guaranty Agreement, or any part thereof.

17.          Termination.  This Guaranty Agreement shall terminate on the Project Completion Date.

[Remainder of page intentionally left blank; signatures follow.]

IN WITNESS WHEREOF, the Guarantor has duly authorized the execution of this Guaranty Agreement as of the date first written above.

BEACON POWER CORPORATION

By:	/s/ F. William Capp
Name:	F. William Capp
Title:	President and Chief Executive Officer

Accepted as of the date first written above.

U.S. DEPARTMENT OF ENERGY

By:	/s/ David G. Frantz
Name:	David G. Frantz
Title:	Director

MIDLAND LOAN SERVICES, INC.,
as Collateral Agent

By:	/s/ Bradley J. Hauger
Name:	Bradley J. Hauger
Title:	Senior Vice President
Servicing Officer

Completion Guaranty